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                                                                   Exhibit 11.1

                            Continucare Corporation
                    Computation of Earnings Per Common Share


                                                                      For the Year
                                                                          Ended
                                                                     June 30, 1997
                                                                     -------------
Net Income.........................................................    $1,706,675
                                                                     =============

PRIMARY EARNINGS PER SHARE

  Number of shares:
    Weighted average common shares outstanding(1)..................    10,875,785

  Add:
    Net additional shares issuable(2)..............................        46,206
                                                                     ------------
    Weighted average shares used in the per share computation......    10,921,991
                                                                     ============
Earnings per common and common equivalent share....................         $0.16
                                                                     ============


FULLY DILUTED EARNINGS PER SHARE

  Number of shares:
    Weighted average common shares outstanding(1)..................    10,875,785
                                                                     ------------
    Weighted average shares used in the per share computation......    10,875,785
                                                                     ============
Earnings per common and common equivalent share....................         $0.16
                                                                     ============
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(1) Includes warrants exercised during the period as of the beginning of the period.
(2) Assumes exercise of outstanding common stock equivalents (options) at the beginning of the period.